UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2021

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 East 45th Street, 15th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

Unaudited Consolidated Statement of Assets and Liabilities

On May 25, 2021, Altaba Inc., a Delaware corporation, published its unaudited consolidated statement of assets and liabilities for the quarter ended March 31, 2021. The unaudited consolidated statement of assets and liabilities is attached hereto as Exhibit 99.1.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Tax Updates

In March 2021 and April 2021, the Fund entered into Closing Agreements with the California Franchise Tax Board (“FTB”) regarding the Fund’s taxable years ending on December 31, 2007 through December 31, 2017 and December 31, 2018 through December 31, 2019 (“CA Agreements”). The CA Agreements are subject to standard carve-outs and exceptions. The tax obligation including penalties and interest from the CA Agreements resulted in payments of $59.9 million. While these payments were made in April 2021, the NAV per share reported at March 31, 2021 reflects the impact of the CA Agreements.

In April 2021, the Fund received additional draft Notice of Proposed Adjustments (“NOPAs”) with respect to two issues under review by the Internal Revenue Service (“IRS”) for the taxable years ending December 31, 2016 and 2017. The NOPAs reflect a proposed net increase of approximately $78.5 million in the associated resulting federal tax liability. The Fund disagrees with the IRS’s position in certain of the draft NOPAs and is evaluating the actions it will take in response. If the Fund is not able to resolve the proposed adjustments in the draft NOPAs or any future NOPAs at the IRS examination-level, the Fund reserves the right to pursue all available administrative and, if necessary, judicial remedies which may include entering into administrative settlement discussions with the IRS Independent Office of Appeals (“IRS Appeals”) and petitioning the U.S. Tax Court for redetermination if an acceptable outcome cannot be reached with IRS Appeals. However, if the IRS prevails in the assessment of additional tax, interest and penalties, such outcome could be material. The Fund regularly assesses the likelihood of an adverse outcome, settlement or other resolution resulting from these proceedings to determine the adequacy of the Fund’s tax accruals.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this report on Form 8-K:

99.1 Altaba Inc. unaudited consolidated statement of assets and liabilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

Date: May 25, 2021	By:	/s/ Alexi A. Wellman
	Name:	Alexi A. Wellman
	Title:	Chief Financial and Accounting Officer

3